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EXHIBIT 21

ADOBE SYSTEMS INCORPORATED

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jurisdiction of Incorporation/Formation
The Americas:
Adobe International LLC	Delaware
Adobe Macromedia Software LLC	Delaware
Adobe Systems Brasil Limitada	Brazil
Allaire Corporation	Delaware
Antepo, Inc.	Delaware
Fotiva, Inc.	Delaware
Accelio Corporation	Delaware
Adobe Systems Canada Inc.	Canada
Middlesoft, Inc.	California
Q-Link Technologies, Inc.	Delaware
Scene7 Inc	Delaware
Serious Magic, Inc.	California
Virtual Ubiquity, Inc	Massachusetts
Europe:
Adobe Systems Benelux BV	The Netherlands
Adobe Systems Danmark ApS	Denmark
Adobe Systems Direct Ltd.	Scotland
Adobe Systems Engineering GmbH	Federal Republic of Germany
Adobe Systems Europe Ltd.	Scotland
Adobe Systems France SAS	France
Adobe Systems GmbH	Federal Republic of Germany
Adobe Systems (Schweiz) GmbH	Switzerland
Adobe Systems Iberica SL	Spain
Adobe Systems Italia SRL	Italy
Adobe Systems Nordic AB	Sweden
Adobe Systems Norge AS	Norway
Adobe Systems Romania SRL	Romania
Adobe Systems s.r.o.	Czech Republic
Adobe Software Trading Company Limited	Ireland
Adobe Systems Software Ireland Limited	Ireland
Allaire Europe Holdings BV	The Netherlands
Antepo SARL	France
Frame Technology International Limited	Ireland
Iteration::Two Limited	United Kingdom
Macromedia Europe Limited	United Kingdom
Macromedia Ireland Limited	Ireland
Macromedia Software Ireland Limited	Ireland
Mobile Innovation Ltd.	United Kingdom
Okyz SAS	France
Scene7(UK) Limited	United Kingdom
Africa:
Adobe Systems South Africa (Proprietary) Limited	South Africa
Asia:
Adobe Systems Company Ltd.	Japan
Adobe Systems Hong Kong Limited	Hong Kong
Adobe Systems India Pvt. Ltd.	India
Adobe Systems Korea Ltd.	Korea
Adobe Systems Pte. Ltd.	Singapore
Adobe Systems Pty. Ltd.	Australia
Adobe Systems Software (Beijing) Co. Ltd.	China
Macromedia Asia Pacific Pty. Ltd.	Australia
Macromedia South Asia Pte. Ltd.	Singapore

        All subsidiaries of the registrant are wholly owned, directly or indirectly by Adobe and do business under their legal names.

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  EXHIBIT 21
ADOBE SYSTEMS INCORPORATED SUBSIDIARIES OF THE REGISTRANT